                                                                    EXHIBIT 10.6

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT MARKED BY BRACKETED ASTERISKS HAS BEEN OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                         AOL ONLINE SERVICES AGREEMENT

          THIS AOL ONLINE SERVICES AGREEMENT (this "Agreement"), dated as of _________, 2000 (the "Effective Date"), is entered into by and between America Online, Inc., ("AOL" or "Service Provider"), a corporation organized under the laws of the state of Delaware, having its principal offices at 22000 AOL Way, Dulles, Virginia, USA 20166-9323, and America Online Latin America, Inc., a Delaware corporation (the "Company" or "Recipient"), having its principal offices at 6600 N. Andrews Avenue, Suite 500, Ft. Lauderdale, FL, USA 33309.

                                  WITNESSETH:
                                  ----------

          WHEREAS, Service Provider is engaged in the business of providing Interactive Services worldwide.

          WHEREAS, the Company operates and/or markets and supports the Business in the Territory through certain operating entities owned by the Company, including Recipient.

          WHEREAS, concurrent with the execution hereof, the Company and AOL have entered into the related AOL License Agreement (the "AOL License"), pursuant to which AOL has granted to the Company certain rights and licenses for conducting the Recipient Interactive Services. In connection therewith, and pursuant to the Related Agreements, AOL has agreed to extend to the Company certain services, including technical support, training and related services pertaining to AOL Services, that are necessary to Launch and operate the Recipient Interactive Services in the Territory, all as set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                  AGREEMENT:
                                  ---------

     1. DEFINITIONS; CONSTRUCTION. Capitalized terms used but not defined in the body of this Agreement shall have the meaning given to such terms in Attachment A. Other capitalized terms used without definition shall have
     ------------
     the meanings given in the AOL License. Unless the context clearly indicates otherwise, any term defined or used in the singular shall include the plural. Use of the term "include" or "including" shall be construed to mean "include without limitation" or "including without limitation", as applicable.

     2. PROVISION OF CERTAIN ONLINE SERVICES. In connection with the AOL License, and subject to the Related Agreements, Service Provider shall provide Recipient with the services described in this Section 2 in order to facilitate the Launch and operation by Recipient of AOL-branded PC Access Services in the Territory. At such time that the Board of Directors approves the development and Launch of one or more additional Recipient Interactive Service(s) in particular country(s) in the Territory pursuant to the Company's Certificate of Incorporation, Recipient shall notify Service Provider in writing of such approval and identify the particular country(s) in the Territory and what Recipient Interactive Services are to be provided (such notice, the "Service Notice"), and Service Provider shall commence provision of the services described in this
     Section 2 in such countries and/or with respect to such additional Recipient Interactive Services.

          2.1  Consistency of AOL Services. The parties acknowledge and agree
               ---------------------------
     that it is necessary for Service Provider to maintain uniform standards governing all material facets of AOL Services in order to provide subscribers worldwide with high quality, cost effective and consistent levels of service, and to protect the reputation and goodwill associated with the AOL Services in the Interactive Services market. Accordingly, Service Provider shall provide Recipient with the services described herein in a manner consistent with such objectives.

          2.2  Licensed Product Development Services.
               -------------------------------------

               (a)  Launch Software. As promptly as practicable following the
                    ---------------
     date hereof, and pursuant to the terms and conditions of this Agreement, Service Provider shall provide Recipient with the launch software, in accordance with the requirements set forth in Attachment B (the "Launch
                                                   ------------
     Software"), to be used in connection with the Launch by Recipient of a PC Access Service in the country(s) in the Territory identified by Recipient as aforesaid. All Launch Software shall be deemed to be components of the Licensed Products. Recipient shall have the same license rights to the Launch Software as those rights granted to Recipient in Section 2 of the AOL License with respect to the Licensed Products. Recipient shall pay Service Provider for the localization of the Launch Software at MFN Rates. All payments under this Section 2.2(a) shall be made within twenty (20) Business Days following submission of quarterly invoices, which shall include a breakdown, on a time and material basis, in reasonable detail of the charges, in respect of the work carried out during the preceding quarter. Recipient shall pay Service Provider at MFN Rates for the internationalization or localization of post-Launch modifications to the Licensed Products in accordance with the process described in Section 2.2(d) below.

               (b)  New AOL Developments. Service Provider shall provide
                    --------------------
     Recipient with New AOL Developments for the Recipient Interactive Services as described in this Section 2.2(b). At the beginning of each calendar quarter, Service Provider shall conduct a technology review and provide Recipient with Service Provider's New AOL Development intentions for that quarter with respect to the Recipient Interactive Services that Recipient is then providing. Recipient shall pay Service Provider at MFN Rates for any internationalization or localization required to implement New AOL Developments for such Recipient Interactive Services in accordance with the process described in Section 2.2(d) below. Recipient acknowledges and agrees that New AOL Developments shall be deemed to be Licensed Products under the AOL License. Recipient shall have the same license rights to the New AOL Developments as those rights granted to Recipient in Section 2 of the AOL License with respect to the Licensed Products. Consistent with Service Provider's Uniform Policies regarding New AOL Developments and, subject to Section 2.2 of the AOL License, Service Provider shall exercise commercially reasonably efforts to retain and grant to Recipient all rights with respect to Third Party Product enhancements on the same terms as set forth in Section 2.2 in the AOL License.

               (c)  Requested Developments. Upon Recipient's request, and
                    ----------------------
     subject to the good faith agreement of Service Provider and Recipient in writing upon reasonable terms and conditions of such development, including commercially reasonable payment terms at MFN Rates, all in accordance with the process described in Section 2.2(d) below, Service Provider shall develop revisions, enhancements and/or modifications of the Licensed Products and provide other development services related to the Recipient Interactive Services that Recipient is then providing or in respect of which it has delivered a Service Notice ("Requested Developments"). Recipient acknowledges and agrees that Requested Developments shall be deemed to be Licensed Products. Recipient shall have the same license rights to the Requested Developments as those rights granted to Recipient in Section 2 of the AOL License with respect to the Licensed Products.

               (d)  Process for Developments. The process for internationalizing
                    ------------------------
     and localizing New AOL Developments and for requesting Requested Developments shall be conducted through a marketing requirements document ("MRD") developed by AOL's international product marketing group in conjunction with Recipient, containing reasonably sufficient information in order for Service Provider to make a technical assessment and to provide an initial estimate of the timetable and total pricing for completion of the development services. Service Provider shall negotiate in good faith with Recipient all reasonable MRDs, provided that Recipient acknowledges and agrees that Service Provider will not accept MRDs that in Service Provider's reasonable opinion, may compromise security or performance or otherwise do not comply with AOL's Uniform Policies. If Service Provider reasonably believes that an MRD would have such effect, Service Provider shall exercise commercially reasonable efforts to assist Recipient in developing an MRD that does not have such effect but that provides the functionality that Recipient desires. Service Provider and Recipient recognize that the level of information required in an MRD will vary according to the specified functionality, but must contain a sufficient level of information and detail for Service Provider to assess fully the nature and scope of the project and its technical feasibility. The parties acknowledge that Recipient may need to consult with Service Provider's management, technology and international staffs in order to develop the MRD. Upon written acceptance of an MRD by Service Provider, Service Provider shall provide the applicable development services in accordance with the terms and conditions of such MRD, including commercially reasonable payment terms at MFN Rates.

          2.3  Training, Technical Support, Documentation and Additional Support
               -----------------------------------------------------------------
     Services
     --------

               (a)  Training and Technical Support.
                    ------------------------------

                    (i)  Scope. Service Provider shall provide Recipient with
                         -----
     the pre-Launch and post-Launch Training and Technical Support set forth in Attachment D with respect to PC Access Services and with appropriate
     ------------
     pre-Launch and post-Launch Training and Technical support as may be agreed by Service Provider and Recipient with respect to Wireless Access Services and TV Access Services in substantially the manner Service Provider is providing them in the United States after Recipient obtains the right to Launch such Services in the Territory. With respect to such Training and Technical Support, Service Provider reserves the right to amend
     Attachment D from time to time to permit Service Provider to make such
     ------------
     reasonable changes as are necessary for Service Provider to provide such items on a consistent worldwide basis; provided that any such amendment shall not increase the rates or expand the fee structure applicable to Recipient any more than such rates are increased or fee structure expanded with respect to other JV Affiliates consistent with AOL's Uniform Policies. Service Provider shall provide Recipient with prior notice of such amendments to Attachment D.
                                  ------------

                    (ii)  Exchange Program. Service Provider shall, upon the
                          ----------------
     request of Recipient and subject to Service Provider's reasonable discretion and the availability of its personnel, send qualified English-speaking employees from among Service Provider's Content production and technical personnel to Recipient's offices to assist and train Recipient's Trainees. During the time such exchange personnel participate in the aforementioned exchange program, (i) Service Provider shall pay all of their salary and standard Service Provider benefits, and (ii) Recipient shall either pay or reimburse Service Provider for all of their air travel, lodging, local transportation, meals, and other out-of-pocket expenses associated with such travel; provided that such expenses conform to Recipient's general and reasonable policies regarding expenses for its own employees and such arrangement is at least as favorable as any similar arrangement with any JV Affiliate, taking into account any reasonable differences in payment or reimbursement policies due to differences in location. Recipient shall also pay or reimburse Service Provider for reasonable incremental expenses incurred by such exchange personnel as a result of their relocation and travel, including increased cost of living, increased tax burden, or other factors attendant to relocating to a different country.

                    (iii) Contacts.  Service Provider shall promptly after the
                          --------
     Effective Date and as necessary from time to time thereafter provide Recipient with an up-to-date list of contact names and telephone numbers of the individuals providing Training and Technical Support.

               (b)  Documentation. The Documentation and Confidential
                    -------------
     Information identified in Attachment B of the AOL License shall be
                               ------------
     periodically updated by Service Provider. After a Service Notice and thereafter from time to time as necessary to reflect updates, Recipient will receive one (1) print and computer-readable copy of each final, finished release of such Documentation and Confidential Information in English as it becomes available.

               (c)  Licensed Product Support and Maintenance.
                    ----------------------------------------

                    (i)  Error Correction; Virus Deletion. Recipient shall
                         --------------------------------
     promptly disclose to Service Provider any Errors or Viruses in the Licensed Products of which Recipient becomes aware. The minimum amount of information to be provided when disclosing an Error or a Virus is set forth in Attachment C. Service Provider shall, at no charge to Recipient, use
        ------------
     commercially reasonable efforts to (i) correct any material, replicable Errors in Licensed Products, and (ii) use industry-standard software programs to detect material Viruses and to delete material Viruses in the Licensed Products. However, if Recipient is determined to have been either the source or direct conduit for the Error or Virus, Recipient shall promptly pay Service Provider for such Error Correction or Virus Deletion, as the case may be, on a commercially reasonable time and materials basis at MFN Rates. Service Provider shall assign the same priority and apply the level of effort that Service Provider uses for similar priority Errors or Viruses for the AOL-US Service, as set forth in Attachment C, and will
                                                     ------------
     promptly on commercially reasonable terms and conditions (A) supply the Error Correction to Recipient when available and/or (B) perform the Virus Deletion. Service Provider shall have the right to amend from time to time the AOL Error Correction and/or Virus Deletion Policies set forth in

     Attachment C, respectively, if such amendment is made in connection with a
     ------------
     change in AOL's worldwide Error Correction or Virus Deletion Policy, as the case may be, and applies substantially equally to all AOL Services, including the AOL-US Service. Service Provider shall provide Recipient with prior notice of such amendments.

                    (ii)   Other Maintenance Terms. With respect to Third Party
                           -----------------------
     Products, Service Provider shall provide Recipient with all associated third-party support and maintenance rights, including error correction and/or deletion of Viruses, as applicable, to the extent that Service Provider may grant or pass through to Recipient such rights at no additional cost to Service Provider; provided, however, that Service Provider shall have no obligation to obtain such support and maintenance rights for Recipient other than to provide Recipient commercially reasonable assistance in obtaining maintenance service for Third Party Products at rates at least as favorable as those applicable to any JV Affiliate, subject to any reasonable difference in rates or cost due to location, usage or other reasonable factors that might impact the level and cost of support and maintenance. To the extent Recipient receives the right to use a Third Party Product and Service Provider pays the maintenance fees for such Product, Recipient shall promptly reimburse Service Provider for that percentage of such maintenance fees attributable to Recipient's use of that Third Party Product.

               (d) Additional Support Services. Service Provider shall provide Recipient additional support services relating to the Licensed Products at MFN Rates.

          2.4  Host Computer Access and Operations.
               -----------------------------------

               (a)  Access.  Service Provider shall provide Recipient with Host
                    ------
     Computer Access as necessary to operate Recipient Interactive Services in a manner substantially similar to the AOL-US Services and Recipient shall compensate Service Provider for such access at MFN Rates.

               (b)  Information Provider Connection.  Upon Recipient's request
                    -------------------------------
     and at Recipient's expense, Service Provider shall provide Recipient's Content providers with the capability to make a network connection to the AOL Services host system via direct TCP/IP or other mutually agreeable network connection for the purpose of permitting such providers to provide and manage Recipient Interactive Service Content with respect to PC Access Services and, if applicable, with respect to Wireless Access Services and TV Access Services after Recipient obtains the right to Launch such Services in the Territory. Recipient shall have the right to seek reimbursement from its Content providers for the cost of such network connections; provided, however, that Recipient shall remain primarily liable for such costs in any event.

               (c)  Operations. Subject to Section 2.4(a), Service Provider
                    ----------
     shall have the sole right within its complete discretion to control the operations of its computers providing Host Computer Access to Recipient. On the Effective Date, computers providing Host Computer Access for all AOL Services are located in the United States. Subject to approval by the Board of Directors, computers providing Host Computer Access for the Recipient Interactive Services may be located remotely within the Territory if technically and financially feasible, provided that: (i) such operations shall be subject to a remote host computer access technical plan to be developed by Service Provider, in consultation with Recipient and the Company, and

     (ii) Recipient and the Company shall compensate Service Provider for services in connection with the implementation and operation of any remote Host Computer Access at applicable MFN Rates.

          2.5  Interconnection.
               ---------------

               (a)  AOL-branded Access Services Interconnection. With respect to
                    -------------------------------------------
     AOL-branded PC Access Services, and, following their Launch by Recipient, AOL-branded TV Access Services, AOL-branded Wireless Access Services and Internet Portal Services operated by Recipient, Service Provider shall provide Recipient with a non-exclusive Interconnection between the AOL Services and the AOL-branded Recipient Interactive Services. Likewise, with respect to PC Access Services, and, following their Launch by Recipient, TV Access Services, Wireless Access Services, and Internet Portal Services, Recipient shall provide, to such AOL Services providing such access, substantially comparable non-exclusive Interconnection to such AOL-branded Recipient Interactive Services. Both parties acknowledge that such Interconnection between and among the AOL Services, as well as access to each AOL Service's Content, shall be subject to the Related Agreements and any technical limitations of the Recipient Interactive Services which are not due to the failure of Service Provider to meet its obligations under this Agreement or the AOL License (e.g. a different operating system is required, as is the case with the AOL Service in Japan).

               (b)  Other AOL Services Interconnection.
                    ----------------------------------

                    (i)  AOL-branded Internet Portal Services Interconnection.
                         ----------------------------------------------------
     Subject to and in accordance with the Related Agreements, if AOL is entitled to and offers an AOL-branded Internet Portal Service in the Territory, then AOL and its Affiliates shall have the right to Interconnect (subject to applicable limitations in agreements with third parties) such AOL-branded Internet Portal Service with: (A) any AOL-branded Access Services, and (B) any AOL-branded Internet Portal Services (to the extent offered by Recipient pursuant to Section 2.9(a) of the AOL License), in each case then being offered by Recipient. Specifically, in such event: (1) Recipient shall provide, to such AOL Services providing such access, substantially comparable non-exclusive Interconnection to such AOL-branded Recipient Interactive Services, and (2) Recipient shall be entitled to receive reasonable compensation for Interconnection in the amount of (y) an allocation of ongoing costs of running the applicable AOL-branded Interactive Service offered by Recipient reasonably allocable to such Interconnection plus (z) the amount that third parties pay for access to Content of the applicable Recipient Interactive Service offered by Recipient, if anything, to the extent that such Interconnection results in access to such Content.

                    (ii) License to Certain Recipient Content. If AOL and its
                         ------------------------------------
     Affiliates have the right to Interconnect to AOL-branded Interactive Services offered by Recipient in the Territory pursuant to paragraph (i) above, Recipient hereby grants to AOL and its Affiliates the non-transferable (except as expressly provided herein) right to access, and to grant to subscribers to AOL Services the right to access, Content available through any such Interconnected AOL-branded Interactive Services offered by Recipient, including access to Recipient Content and other Content, but excluding Restricted Content.

          2.6  AOL Operating Standards.  The Parties agree that Recipient shall
               -----------------------
     exercise commercially reasonable efforts to implement and maintain reasonable operating standards, specifications and procedures ("AOL Operating Standards") as follows:

               (a) As to each of the AOL Operating Standards set forth in Attachment E, Service Provider shall, with respect to PC Access Services,
     ------------
     prescribe, and Recipient shall implement and maintain, such AOL Operating Standards, provided that such AOL Operating Standards shall be applied to Recipient in a manner that is not less favorable to Recipient than the manner in which such AOL Operating Standards are applied to other JV Affiliates.

               (b) As to other operating matters, such as sales, marketing, customer service, business development and Content programming, Service Provider shall provide advice to Recipient, to which Recipient shall give good faith consideration.

               (c) Service Provider may provide Recipient with any changes to the AOL Operating Standards in writing from time to time and Recipient shall implement such changes to AOL Operating Standards in accordance with commercially reasonable schedules to the extent that such changes do not materially expand or modify the categories of standards described therein and do not unreasonably interfere with the operations of Recipient.

               (d) For the avoidance of doubt, the Parties agree that (i) any standard, specification or procedure relating to interoperability of the AOL Services shall be conclusively deemed to be subject to subsection (a) above, and (ii) Recipient agrees not to adopt or implement any standard, specification or procedure relating to such interoperability without the prior approval of Service Provider, provided that Service Provider agrees to provide any changes or enhancements to the AOL Operating Standards in a commercially reasonable manner such that Recipient may implement such changes or enhancements without unreasonable interference with its operations.

               (e) Service Provider and Recipient shall each designate one individual having appropriate qualifications to confer on a regular basis regarding AOL Operating Standards and their implementation and maintenance.

          2.7  Rights of Operating Entities. Recipient may direct that the
               ----------------------------
     services from Service Provider to which it is entitled hereunder are to be provided for the benefit of Operating Entities that are established pursuant to the Certificate of Incorporation. All such services provided for the benefit of Operating Entities hereunder shall be subject to all of the terms and conditions of this Agreement and the Related Agreements.

     3.   REPRESENTATIONS AND WARRANTIES AND RELATED MATTERS.

          3.1  Service Provider.  Service Provider represents and warrants to
               ----------------
     Recipient that the execution, delivery and performance of this Agreement have been duly authorized by all necessary action of Service Provider and this Agreement is a valid and binding obligation of Service Provider, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting the enforcement of creditor's rights generally and subject to the applicability of general principles of equity and principles of public policy.

          3.2  Recipient. Recipient represents and warrants to Service Provider
               ---------
     that the execution, delivery and performance of this Agreement have been duly authorized by all necessary action of Recipient and this Agreement is a valid and binding obligation of Recipient, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting the enforcement of creditor's rights generally and subject to the applicability of general principles of equity and principles of public policy.

          3.3  DISCLAIMER OF OTHER WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED IN
               ------------------------------
     THIS SECTION 3, SERVICE PROVIDER MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE SERVICES PROVIDED HEREUNDER. SERVICE PROVIDER DISCLAIMS ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND TITLE.

          3.4  LIMITATION OF LIABILITY. EXCEPT AS EXPRESSLY PROVIDED IN SECTION
               -----------------------
     3.5, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL OR SPECIAL DAMAGES, LOST PROFITS, LOST SAVINGS OR ANY OTHER CONSEQUENTIAL OR SIMILAR DAMAGES, REGARDLESS OF THE FORM OF ACTION, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, RESULTING FROM BREACH OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

          3.5  Indemnity.
               ---------

          (a) Service Provider shall, at its expense, defend any action, suit or proceeding brought (other than by any shareholder of Recipient or any Affiliate of Recipient) against Recipient or any Affiliate thereof, to the extent it results from breach of a representation or warranty by Service Provider under Section 3.1 above and Service Provider shall indemnify and hold Recipient and/or any Affiliate of Recipient thereof harmless from and against all damages, costs, expenses (including, but not limited to, attorneys' fees), obligations or liabilities payable by Recipient and/or any Affiliate thereof to any third party (other than any shareholder of Recipient or any Affiliate of Recipient) directly relating to or resulting from any such action, suit or proceeding, provided, however, that Service Provider shall not settle any claim without Recipient's prior written approval, not to be unreasonably withheld, delayed or conditioned.

          (b) Recipient shall, at its expense, defend any action, suit or proceeding brought by any party against Service Provider or any Affiliate thereof, to the extent it results from breach of a representation or warranty by Recipient under Section 3.2 above and Recipient shall indemnify and hold Service Provider and/or any Affiliate thereof harmless from and against all damages, costs, expenses (including, but not limited to, attorneys' fees), obligations or liabilities payable by Service Provider and/or any Affiliate thereof to any third party (other than any Affiliate of Service Provider) directly relating to or resulting from any such action, suit or proceeding, provided, however, that Recipient shall not settle any claim without Service Provider's prior written approval, not to be unreasonably withheld, delayed or conditioned.

          (c)(i) If, and to the extent that, the Company, Recipient, any other Operating Entity, any stockholder of the Company, any equity holder of Recipient or any other Operating Entity, or any other Person brings any Action against Service Provider (or any of its officers, directors, agents, shareholders, members, partners, Affiliates or Subsidiaries) seeking any Damages or injunctive or other equitable relief based on, arising out of or relating to any breach or alleged breach of any fiduciary or other duty based on any action or inaction which is permitted by or taken or not taken in reliance on the provisions of Article THIRD of the Certificate of Incorporation, Recipient shall indemnify and hold such Persons harmless from and against all Damages arising out of or in connection with any such Action. The right to indemnification conferred herein shall include the right to be paid by Recipient an Advancement of Expenses. Neither Service Provider nor any other Person entitled to indemnification under this
     Section 3.5(c) shall be required, as a condition to any such Advancement of Expenses, be required to deliver to Recipient any Undertaking. The rights to indemnification and to the Advancement of Expenses conferred herein shall inure to the benefit of the indemnitee's successors, assigns, heirs, executors and administrators.

          (ii) If a claim for indemnification under this Section 3.5(c) is not paid in full by Recipient within sixty (60) days after a written claim has been received by Recipient, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against Recipient to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by Recipient to recover an Advancement of Expenses, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by Recipient to recover an Advancement of Expenses pursuant, the burden of proving that the indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Section 3.5(c) or otherwise, shall be on Recipient.

          (iii) The rights to indemnification and to the Advancement of Expenses conferred in this Section 3.5(c) shall not be exclusive of any other right which any person may have or hereafter acquire by any statute, the Certificate of Incorporation, the Company's By-laws, or any agreement, vote of stockholders or other equity holders, disinterested directors or otherwise.

     3.6  Indemnification Procedures.  The indemnified party shall (i) give the
          --------------------------
indemnifying party prompt written notice of such action, or proceeding (and in no event more than seven (7) Business Days following the indemnified party's receipt of notice of such suit, action or proceeding), (ii) at the indemnifying party's request and expense, permit the indemnifying party, through its counsel, to defend such claim or suit, and (iii) give the indemnifying party reasonable information, assistance and authority to do so. To the extent the indemnified party fails to provide notice as required above and such failure hinders the indemnifying party's ability to perform its indemnification obligations set forth in Section 3.5, then such indemnification obligations shall be waived to an extent commensurate with the hindrance caused by such delay in notification or failure to notify. The indemnifying party shall have exclusive control of the defense if it elects to defend any such suit, including appeals, negotiations and the right to effect a settlement or compromise thereof (provided that, as a condition to any such settlement or compromise, the indemnified party shall not incur any liability or obligation). The indemnified party may be represented by counsel at its own expense in any action being defended by the indemnifying party. Notwithstanding anything to the contrary contained in the foregoing, in the event Service Provider is the indemnified party with respect to any intellectual property claim, Service Provider shall have the right to exclusive control of the defense, at Recipient's reasonable cost and expense, if it elects to defend any such suit, including appeals, negotiations and the right to effect a settlement or compromise thereof; provided, however that Recipient shall have the right to participate in settlement negotiations, if any, and shall have the right to approve such settlement, which shall not be unreasonably withheld, delayed or conditioned. Recipient shall reimburse Service Provider for all of Service Provider's reasonable costs and expenses in connection with such defense and for any damages or other liability in connection therewith, including any settlement obligations.

4.   CONFIDENTIALITY.

     4.1  Restriction on Use.  Each party shall treat as confidential all
          ------------------
Confidential Information of the other party and shall use such Confidential Information only to the extent necessary (a) to allow Recipient to provide Recipient Interactive Services as contemplated under this Agreement or (b) as permitted under the AOL License. Neither party shall disclose any such Confidential Information to any third party except as may be reasonably required in connection with the use of Licensed Products or Documentation pursuant to this Agreement or the AOL License, and in all cases subject to the Recipient entering into a written confidentiality agreement imposing obligations upon such third party that are at least as protective of such information as those set forth in this Agreement. Without limiting the foregoing, each party agrees to use at least the same degree of care with respect to the Confidential Information of the other which it uses to protect its own similarly valuable Confidential Information from unauthorized disclosure or use, but no less than a reasonable standard of care.

     4.2  Termination of Obligations.  The parties' obligations under this
          -------------------------
Section 4 shall survive any termination of this Agreement; provided, however, such obligations shall terminate (a) five (5) years after such termination with respect to Confidential Information regarding financial and marketing matters and (b) ten (10) years after such termination with respect to all other Confidential Information (except for Source Code for which such obligations shall continue as long as such Source Code is protected by the laws applicable to trade secrets or similar legal principles).

5.   TERM; TERMINATION.

     5.1  Term. The term of this Agreement shall begin on the Effective Date and
          ----
shall terminate only as provided in Section 5.2.; provided, however, that notwithstanding the foregoing, this Agreement shall terminate automatically upon the termination of the AOL License for any reason.

     5.2  Termination for Cause. Service Provider may terminate this Agreement
          ---------------------
effective upon notice to Recipient if (A)(i) Recipient materially breaches Recipient's obligations to make payments to Service Provider under this Agreement, including, without limitation, any indemnity payments required under Sections 3.5 or 3.6, or (ii) a Senior Executive Officer of Recipient intentionally breaches, or knowingly permits an intentional breach of, Recipient's obligations pursuant to Section 4 or, with respect only to the initial press release regarding this Agreement, pursuant to Section 7.13, and such breach results in substantial adverse consequences to Service Provider, and (B) Recipient fails to cure such breach within ninety (90) calendar days after receipt by Recipient of written notice of such breach.

     5.3  Effect of Termination. Notwithstanding the foregoing provisions of
          ---------------------
this Section 5, Section 1 (and any other defined term herein), Sections 3.3, 3.4, 3.5, 3.6 and 4, this Section 5.3, Section 6.1 and Section 7 shall survive any termination of this Agreement.

6. RECIPIENT BREACHES. The parties acknowledge and agree that, in the event of a threatened or actual breach of Section 4 or 7.13 or an actual breach of any other provision of this Agreement and failure to cure any such breach within thirty (30) calendar days following notice thereof from the other party, damages alone shall be an inadequate remedy, that such breach shall cause the other party great, immediate and irreparable injury and damage, and that, accordingly, each party shall be entitled to injunctive and other equitable relief, including mandatory injunctive relief and specific performance, in addition to, and not in lieu of, any remedies it may have at law or under this Agreement. Recipient further acknowledges and agrees that Service Provider shall be entitled to all damages as a remedy for such breach (except a threatened breach of Section 4) to the full extent permitted under Sections 3.4 and 3.5 above.

7.   GENERAL PROVISIONS.

     7.1  Relationship of Parties. The parties are and shall be independent
          -----------------------
contractors. Neither party, its employees, consultants, third party contractors or agents shall be deemed under this Agreement to be the agents, employees, partners or joint venturers of the other, nor does either party have any authority to enter into any obligation on behalf of the other. Neither party shall make any express or implied representations to any third party to the contrary.

     7.2  No Use of Name or Trademarks. Subject to Section 7.13 below and, in
          ----------------------------
the absence of the other party's prior written consent or a separate agreement between the parties hereto to the contrary, neither party shall be entitled to use the name of the other in promotional, advertising and other similar materials, it being understood that this shall not restrict either party from reference to the relationship between the parties to the extent required by law in connection with financial disclosure or similar requirements. Except as set forth in Section 4 of the AOL License, neither party will, without the other's prior written approval of such proposed use, use the other's trademarks, service marks, trade names, logos or other commercial or product designations, for any purpose (including, but not limited to, use in connection with any products, promotions, advertisements or exhibitions).

     7.3  Assignment. The rights and liabilities of the parties hereto shall
          ----------
bind and inure to the benefit of their respective permitted successors; provided that neither party may assign its rights or obligations under this Agreement, either in whole or in part, without the prior written consent of the other. Notwithstanding the foregoing, Recipient may direct that the services to be provided by Service Provider hereunder are to be provided for the benefit of Wholly Owned

Affiliates of Recipient for so long as such entities remain Wholly-Owned Affiliates, and Service Provider may assign any of its rights and obligations hereunder to any Wholly-Owned Affiliate or Affiliates. Any attempted assignment in violation of the provisions of this Section 7.3 shall be void. For avoidance of doubt, no assignment shall relieve any party of any of its obligations under this Agreement. If Service Provider makes any assignment in accordance with this
Section 7.3, then Service Provider shall contemporaneously therewith execute an unconditional guarantee for the benefit of Recipient in the form of the AOL Guarantee, adjusted only as necessary to reflect that the obligations guaranteed under such guarantee shall be the obligations of Service Provider under this Agreement.

     7.4  Governing Law. This Agreement shall be construed and enforced in
          -------------
accordance with the laws of the State of New York, USA, but without giving effect to its laws or rules relating to conflicts of laws, the Uniform Commercial Code, or the United Nations Convention on Contracts for the International Sale of Goods. To permit the enforcement of judgments entered under this Section 7.4 and the application of judicial injunctive relief as permitted hereunder, each party consents to the jurisdiction of the courts in the place where such judgment enforcement or injunctive relief is sought. Each party waives any objection it otherwise may have to the personal jurisdiction and venue of such courts.

     7.5  Severability. If any provision of this Agreement shall be held to be
          ------------
illegal, invalid or unenforceable, that provision of the Agreement shall be enforced to the maximum extent permissible so as to give effect to the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. In such event, the parties agree to negotiate in good faith alternate provisions to substitute for any such provisions in order to give effect, to the maximum extent permissible, the intent of any such provision.

     7.6  Notices. All notices, requests, demands and other communications
          -------
hereunder shall be in writing in English and shall be deemed to have been duly given (except as may otherwise be specifically provided herein to the contrary):
(a) if delivered by hand or courier service which provides evidence of delivery to a party to whom said notice or other communication shall have been directed, upon such receipt, (b) if mailed by registered or certified U.S. air mail with postage prepaid, return receipt requested, on the seventh Business Day after mailing, or (c) if transmitted by telefax, on the date of transmission, (d) if delivered by e-mail on the day of dispatch, with such transmittal followed by delivery of a confirmation copy via one of the other methods set out herein. All notices shall be addressed as set forth below or to any other address such Party shall notify to the other party in accordance with this Section 7.6:

     If to Service Provider, to:

          America Online, Inc.
          22000 AOL Way
          Dulles, Virginia 20166-9323,
          Attention: President AOL-International
          Telefax: 703-265-2502
     with a copy to:

          America Online, Inc.
          22000 AOL Way
          Dulles, Virginia 20166-9323,
          Attention: General Counsel
          Telefax: 703-265-2208

     If to Recipient, to:

          America Online Latin America, Inc.
          6600 N. Andrews Avenue, Suite 500
          Fort Lauderdale, FL 33309, USA
          Attn: President
          Fax No.: (954) 772-7089

     with a copy to

          America Online, Inc.
          22000 AOL Way
          Dulles, VA 20166-9323
          Attention: General Counsel
          Fax: 703-265-2208

          and

          Finser Corporation
          550 Biltmore Way
          Suite 900
          Coral Gables, FL 33134
          Attention: Legal Department
          Fax: (305) 447-1389

     7.7  No Waiver. Failure by either party to enforce any provision of this
          ---------
Agreement shall not be deemed a waiver of future enforcement of that or any other provision.

     7.8  No Rights in Third Parties. This Agreement is made for the benefit of
          --------------------------
Service Provider and Recipient and not for the benefit of any third parties other than Operating Joint Entities and Distributors as provided herein.

     7.9  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original, but which collectively shall constitute one and the same instrument.

     7.10 Headings and References. The headings and captions used in this
          -----------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     7.11 Construction. This Agreement has been negotiated by the parties and
          ------------
their respective counsel. This Agreement shall be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party.

     7.12 Audit Rights. Each party hereto and its representatives shall have
          ------------
the right to examine, copy and audit the books and records of the other party relating to this Agreement for purposes of verifying the timely payment of all amounts payable hereunder or the basis for any costs or fees claimed, as the case may be, upon not less than ten (10) Business Days' prior written notice, and in any event no more frequently than quarterly. In the event that any such review shall determine (a) a deficiency in an amount of such access or service fees exceeding five percent (5%) of the amount paid or (b) claims of costs or fees exceeding by five percent (5%) the actual amount owed, as the case may be, the other party shall pay the out-of-pocket expenses incurred in connection with such review, including all professional fees, and shall pay all delinquent and undisputed amounts or refund all overcharged amounts, as the case may be, within fifteen (15) Business Days of receipt of written notice thereof.

     7.13 Publicity. Except as may be required by law or in response to an order
          ---------
of a court or governmental agency (provided, however, the discloser shall provide prompt notice thereof to the other Party and a reasonable opportunity to seek to prevent or limit such disclosure), the execution and content of this Agreement and the transactions contemplated herein shall be kept in confidence by the parties, and neither party shall make any public announcement or issue any press release relating thereto without the prior written approval of the other party and, in the case of Recipient, subject to the delivery of a complete and accurate English translation thereof to Service Provider at least three (3) Business Days prior to any such public announcement or issuance.

     7.14 Taxes. Recipient shall be responsible for the collection of any and
          -----
all value added, consumption, sales, use or similar taxes and fees payable with respect to the performance of services or provision of Host Computer Access provided hereunder in the Territory and shall pay such collected taxes to the relevant tax authorities. Recipient shall be entitled to collect from the relevant payee or payor any such taxes owed. The following two examples illustrate, without limitation, the foregoing terms. Subscribers of the Recipient Interactive Service shall bear the cost of any relevant taxes; Recipient shall collect and pay such taxes to the relevant tax authorities. Service Provider shall bear the cost of any applicable income or withholding taxes for service fees to be paid to it by Recipient; Recipient shall collect and pay such withholding taxes to the relevant tax authorities.

     7.15 Further Assurances. Each party shall perform all other acts and
          ------------------
execute and deliver all other documents as may be necessary to secure all necessary authorizations and approvals by this Agreement of all applicable local and U.S. governmental bodies.

     7.16 Export Controls. Each party shall comply with all applicable United
          ---------------
States laws, regulations and executive orders relating to the export of Confidential Information and technical information and data and any other sensitive materials and with local and all other national laws and regulations relating to such information and materials, including those relating to their exportation and importation. Each party shall cooperate with the other party as reasonably requested to permit each party to comply with the laws and administrative regulations of the United States and the jurisdictions within the Territory controlling the export of commodities and technical data.

     7.17 Complete Agreement. This Agreement, including all attachments hereto
          ------------------
which are incorporated herein by reference and all related agreements constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede and replace all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter. No amendment to or modification of this Agreement shall be binding unless in writing and signed by a duly authorized representative of both parties.

     7.18 Further Assurances. Each party shall perform all other acts and
          -------------------
execute and deliver all other documents as may be necessary to secure all necessary authorizations and approvals of this Agreement by all applicable local and U.S. governmental bodies. In addition, if and when the Company and Recipient shall obtain the right to offer such TV Access Services and Wireless Access Services in the Territory, AOL shall negotiate with Recipient regarding such modifications to this Agreement, including the attachments hereto, as reasonably may be necessary or required to enable Recipient to provide such TV Access Services and Wireless Access Services in the Territory in a manner substantially similar to the basis on which it is providing such services in the United States.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date set forth below.

AMERICA ONLINE LATIN             AMERICA ONLINE, INC.
AMERICA, INC.


By: /s/ Charles M. Herington     By: /s/ J. Michael Kelly
    ------------------------         ------------------------
Name:   Charles M. Herington     Name:   J. Michael Kelly
      ------------------------         ------------------------
Title:  President and CEO        Title:  Senior Vice President and CFO
       ------------------------         -------------------------------

                              LIST OF ATTACHMENTS

     Attachment A   Definitions

     Attachment B   Launch Software Specifications

     Attachment C   Error Correction and Virus Deletion Policies

     Attachment D   Training and Technical Support

     Attachment E   AOL Operating Standards

     Attachment F   MFN Rates

                                 ATTACHMENT A

                                  Definitions

     As used in this Agreement, the following terms, whether in the singular or the plural, have the following meanings:

     1. "Access Services" shall mean, collectively, PC Access Services, TV Access Services and Wireless Access Services.

     2. "Action" shall have the meaning set forth in the Certificate of Incorporation.

     3. "Advancement of Expenses" shall have the meaning set forth in the Certificate of Incorporation.

     4. "Affiliate" shall mean, for purposes of this Agreement, as to any Person, any other Person that, directly or indirectly, controls, is under common control with, or is controlled by, that Person, provided neither Recipient nor any other Operating Entity shall be considered an Affiliate of AOL. For avoidance of doubt, any Person (other than Recipient and any other Operating Entity) that is controlled by the Cisneros Family shall be deemed to be an Affiliate of ODC. For purposes of this definition "control" (including, with its correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     5.   "AOL-branded" shall have the meaning set forth in the AOL License.

     6.   "AOL Guarantee" shall have the meaning set forth in the AOL License.

     7.   "AOL License" shall have the meaning set forth in the recitals hereto.

     8. "AOL Services" shall mean, initially, the Interactive Services that are PC Access Services provided worldwide, including the AOL-US Service and any other international AOL Services, under the brand name America Online(TM) and/or AOL(TM) existing as of the Effective Date or in the future and modified from time to time. From and after the date that any additional Recipient Interactive Services are provided by Recipient in accordance with the provisions hereof, the AOL License and the Certificate of Incorporation, AOL Services shall be deemed to include such additional Recipient Interactive Services provided worldwide, including the comparable AOL-US Service and any other international AOL Services, under the brand name America Online(TM) and/or AOL(TM) existing as of Launch of such additional Recipient Interactive Services or in the future and modified from time to time.

     9. "AOL Seventy-Five Percent Affiliate" means any Person in which AOL or any of Affiliates owns, directly or indirectly through any Person or Persons, at least seventy-five percent (75%) of the equity interests.

     10. "AOL-US Service" means the principal AOL Service provided by AOL to United States residents on the date hereof, as such service shall be modified from time to time.

     11. "Business" shall mean Interactive Services that Recipient elects to pursue, including Interactive Services substantially similar to the AOL-US Service (but adapted to the local markets), in accordance with the provisions of the Related Agreements.

     12. "Board of Directors" shall have the meaning set forth in the Certificate of Incorporation.

     13. "Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York, New York, USA.

     14. "Certificate of Incorporation" shall mean the Restated Certificate of Incorporation of the Company as in effect from time to time.

     15. "Cisneros Family" shall mean Ricardo Cisneros, Gustavo Cisneros and/or their lineal descendants, individually or collectively and/or any trusts for the exclusive benefit of any one or more of such persons

     16.  "Client Product" shall have the meaning set forth in the AOL License.

     17. "Communication Services" includes chat, e-mail, message boards, online transactions and other forms of online interaction.

     18. "Confidential Information" shall have the meaning set forth in the AOL License.

     19. "Content" shall mean either (i) text or (ii) multimedia information which contains one or any combination of any of the following in digital form or such other forms as may become available in the future: text, graphics, video, sound, still images, or the like.

     20. "Damages" shall have the meaning set forth in the Certificate of Incorporation.

     21. "Dependency" means any task or deliverable required of Recipient or a third party that is beyond the reasonable control of Service Provider on which the timely development and delivery of the Launch Software is dependent. Such Dependencies include timely management decisions by Recipient, Recipient's hiring a sufficient number of producers on a timely basis, timely rollout of a sufficient network infrastructure by Recipient, and the availability of and connectivity to a local third party billing processor.

     22.  "Documentation" shall have the meaning set forth in the AOL License.

     23. "Effective Date" shall have the meaning set forth in the first paragraph of this Agreement.

     24. "Error" means any mistake, problem or defect, other than a Virus, in AOL Proprietary Object Code that (a) renders such Object Code inoperable, (b) causes such Object

Code to fail to conform to any Documentation thereof in any respect, (c) causes incorrect results in any respect, or (d) causes incorrect functions to occur in any respect.

     25. "Error Correction" means any correction of an Error provided by Service Provider to Recipient pursuant to Section 2.3(c).

     26. "Force Majeure Event" means any circumstance beyond the reasonable control of Service Provider that precludes, hinders, delays or renders impracticable the performance of any Service Provider obligation under this Agreement. Such events include wars, civil disturbances, strikes, Acts of God, floods, fire, and governmental interference.

     27. "Host Computer Access" means access to those portions of Service Provider's host computers and related software reasonably necessary to operate the Recipient Interactive Service in a manner substantially similar to the AOL-US Services.

     28. "Interactive Service(s)" shall have the meaning set forth in the Certificate of Incorporation.

     29. "Interconnect" or "Interconnection" means the electronic connection that enables the transmission of Content and other information between and among AOL Services (including the AOL-US Service and Recipient Interactive Services) as described in Section 2.5 and further permits Subscribers of the AOL Services to access such Content and other information.

     30.  "JV Affiliate" shall have the meaning set forth in the AOL License.

     31. "Launch" shall mean the first commercial availability of an Interactive Service to potential Subscribers in the Territory or a country in the Territory, as applicable.

     32.  "Launch Software" shall have the meaning set forth in Section 2.2(a).

     33.  "Licensed Products" shall have the meaning set forth in the AOL
License.

     34. "MFN Rates" means the lowest rates, if any, charged by AOL, Service Provider or any Affiliates of AOL to (a) any JV Affiliate or (b) any other Person, in both cases specifically excluding any AOL Seventy-Five Percent Affiliates, offering AOL Services or similar Interactive Services for services, products or materials similar to the applicable services, products or materials provided by Service Provider to Recipient pursuant to this Agreement. MFN Rates existing at the Effective Date include the rates described on Attachment F,
                                                              ------------
which Attachment shall be amended by Service Provider and delivered to Recipient from time to time in order to accurately reflect and notify Recipient of any change in MFN Rates or any additional services, products or materials provided by Service Provider. Notwithstanding the foregoing, with respect to MFN Rates for any Interactive Services in addition to PC Access Services, if AOL is not providing such Interactive Services at the time of determination of such MFN Rates to (a) any JV Affiliate or (b) any other Person, in both cases specifically excluding any AOL Seventy-Five Percent Affiliates, then MFN Rates for such Interactive Services shall mean [___________]

     35.  "MRD" shall have the meaning given in Section 2.2(d).

     36. "New AOL Developments" means those new products or services provided by Service Provider to Recipient that are required under Service Provider's standard operations and other Uniform Policies, applied equally to all JV Affiliates, which Service Provider may modify from time to time in its sole discretion.

     37. "Operating Entities" shall have the meaning set forth in the Certificate of Incorporation.

     38.  "Object Code" shall have the meaning set forth in the AOL License.

     39. "PC Access Services" shall have the meaning set forth in the Certificate of Incorporation.

     40. "Person" shall mean an individual corporation, partnership, limited liability company, trust, unincorporated organization or other legal entity, or a governmental body, or their equivalent under applicable law.

     41. "Recipient Interactive Services" shall have the meaning set forth in the AOL License with respect to Licensee Interactive Services.

     42. "Related Agreements" shall mean the Certificate of Incorporation, AOL License and the Stockholders' Agreement of even date herewith by and among AOL, ODC and the Company.

     43.  "Requested Developments" shall have the meaning given in Section
2.2(c).

     44.  "Restricted Content" shall have the meaning set forth in the AOL
License.

     45. "Senior Executive Officers" shall mean the Chief Executive Officer and Chief Operating Officer of a Person, each Senior Vice President and Executive Vice President of a Person, and the General Counsel of a Person, and any other management personnel of a Person with equivalent titles or decision-making authority. For purposes of this Agreement, Gustavo Cisneros, Ricardo Cisneros and Steven Bandel shall be deemed to be Senior Executive Officers of ODC.

     46.  "Service Notice" shall have the meaning given in Section 2.

     47.  "Source Code" shall have the meaning set forth in the AOL License.

     48. "Subscriber" shall mean, as of any date of determination and with respect to any Interactive Service, any Person who has opened an account with or otherwise registered as a user of such Interactive Service.

     49. "Subsidiary" shall have the meaning set forth in the Certificate of Incorporation.

     50.  "Technical Support" means the technical support set forth in Section
2.3 to be provided by Service Provider to Recipient.

     51. "Term" shall mean the period of time that this Agreement is in effect, as set forth in Section 5.1.

     52.  "Territory" shall have the meaning set forth in the AOL License.

     53. "Third Party Products" shall have the meaning set forth in the AOL License.

     54. "Training" means the training to be provided by Service Provider to Recipient for the sole purpose of enabling Recipient to launch, operate, provide, market and manage or administer Recipient Interactive Services as contemplated herein.

     55. "Trainee" means an employee of Recipient, or its respective Affiliates, who is reasonably proficient in the English language, possesses strong computer literacy and skills, and is well versed in the technical aspects of Interactive Services.

     56. "TV Access Services" shall have the meaning set forth in the Certificate of Incorporation.

     57. "Undertaking" shall have the meaning set forth in the Certificate of Incorporation.

     58.  "Uniform Policies" shall have the meaning set forth in the AOL
License.

     59. "Virus" means any computer code intentionally designed to disrupt, disable, harm, or otherwise impede in any manner, including aesthetical disruptions or distortions, the operation of a computer program, or any other associated software, firmware, hardware, or computer system (including local area or wide-area networks), in a manner not intended by its creator(s).

     60. "Virus Deletion" means any deletion of a Virus performed by Service Provider pursuant to Section 2.3(c).

     61. "Wholly-Owned Affiliate" shall mean with respect to any Person any other Person which is directly or indirectly wholly owned by such Person, directly or indirectly wholly owns such Person or is directly or indirectly wholly owned by the same Person as such Person, with such ownership to mean possession of both 100% of the equity interest and 100% of the voting interest, except for directors' qualifying shares, if any. Any Person which is directly or indirectly wholly owned by the Cisneros Family shall be a Wholly-Owned Affiliate of ODC.

     62. "Wireless Access Services" shall have the meaning set forth in the Certificate of Incorporation.

                                 ATTACHMENT B

                              PC Access Services
                        Launch Software Specifications

Subject to the terms and conditions of this Agreement, the Launch Software:

     .  Shall support the Windows 32-bit operating system.

     . Shall allow Subscribers of Recipient Interactive Services substantially to communicate (via e-mail, message boards, chat and instant messages).

     . Shall allow Recipient to produce services and allow information providers to create and edit content.

     . Shall allow information providers to connect to the AOL Host in the U.S. via RMG and conventional telecommunications means.

     . Shall allow reliable communications between the client and host, within the constraints and limitations of the telecommunications and operational infrastructure.

     .  Shall allow screen names and passwords using 7-bit ASCII characters.

     . Shall allow Subscribers to see ASCII & Latin 1 content with AOL client software and web browser.

     . Shall provide AOL security features that are available internationally, consistent with U.S. operations, as allowed by and subject to U.S. law.

     . Shall allow customer support centers in the applicable country(s) in the Territory to escalate technical information (feedback) to AOL technical database.

     .  Shall provide a system area to store Content on the AOL system.

     . Shall allow name and address information for residents of the applicable country(s) in the Territory.

     . Shall allow bank name/address and account and/or credit card information using specific name/address, bank account screens and billing in local currency.

     . Shall allow recording and transmitting of all Subscriber information necessary to give to Recipient the capability to provide back office functions (Recipient will have the responsibility to develop or contract for and manage the back office systems performing these functions).

     . Shall provide Recipient a mechanism for creating certificates and passwords corresponding to specific marketing offers and campaigns.

     . Shall provide all data needed by Recipient concerning account cancellations, suspensions and online revocations.

     . Shall transmit all data to enable Recipient to create daily, weekly and monthly reports and statistics about number of registrations, cancellations, changes (names, addresses, payment methods), etc. (Recipient will have the responsibility to develop these reports.)

     . Shall receive orders from Subscribers and make them available to Recipient (Recipient will have the responsibility to develop or contract for and manage systems required to provide order fulfillment).

     . Shall provide Recipient the data that is needed to pay the required royalties to its information providers.

     . Shall allow Subscribers to access Recipient Interactive Services using Hayes compatible modems sold in specific launched countries in the Territory. (Recipient will have the responsibility for later adding modem profiles for any other specific modems).

     . Shall allow Subscribers of Recipient Interactive Services to create their own home pages in the AOL web server using 7-bit characters.

     . Shall allow Subscribers of Recipient Interactive Services to access 7-bit and Latin 1 character Content of AOL Services in other countries.

     . Shall allow Subscribers of Recipient Interactive Services to communicate using 7-bit and Latin 1 characters with Subscribers of AOL Services in other countries.

     . Shall provide Recipient with functions to control accounts, such as account suspensions and revocations.

     . Shall allow Subscribers of Recipient Interactive Services to search functions such as keyword searches or text searches.

Subject to the terms and conditions of this Agreement, post-Launch, the Launch
Software:

     .    Shall support the Windows 16-bit client operating system.

     . Shall provide merchandising technology available for use in the applicable country(s) in the Territory.

                                 ATTACHMENT C

                 Error Correction and Virus Deletion Policies

1.   Error Correction Policy.

     1.1  Reporting Errors. Recipient shall report Errors to Service Provider by
          ----------------
electronically posting Errors in Service Provider's Problem Tracking Database (Vantive) for consideration and resolution. When reporting an Error, Recipient shall provide Service Provider with at least the following information:

          (a)  [*]

          (b)  [*]

          (c)  [*]

     1.2  Error Severity Levels. Service Provider shall assign all replicable
          ---------------------
Errors a severity level as follows:

          (a)  [*]

          (b)  [*]

          (c)  [*]

Depending on the severity level of an Error, Service Provider shall use commercially reasonable efforts to correct such Error within its standard, U.S. and worldwide time periods. As part of Service Provider's amendments from time to time of the AOL Error Correction Policy, Service Provider shall have the right to revise program code, program specifications, design, Documentation, messages, error messages, and operating procedures applicable to all JV Affiliates.

2.   Virus Deletion Policy.

     2.1  Reporting Viruses. Recipient shall report Viruses to Service Provider
          -----------------
by electronically posting Viruses in Service Provider's Problem Tracking Database (Vantive) for consideration and resolution. When reporting a Virus, Recipient shall provide Service Provider with at least the following information:

          (a)  a description of the Virus;

          (b) Virus documentation, if available, including all dumps, traces, error messages, logs, and screen prints required to evaluate the Virus; and

          (c) a description of the tools or procedures used to detect the Virus.

     2.2  Deleting Viruses. Service Provider shall use commercially reasonable
          ----------------
efforts to delete any such Virus with the same priority and level of effort that Service Provider or AOL uses for similar Viruses for AOL-US Services and all other AOL Services. As part of Service Provider's amendments from time to time of the AOL Virus Deletion Policy, Service Provider shall have the right to revise program code, program specifications, design, Documentation, messages, error messages, and operating procedures applicable to all JV Affiliates.

                                 ATTACHMENT D

                        Training and Technical Support

1.   Training.

     1.1  General.
          -------

          (a)  Scope. Service Provider shall provide Training at Service
               -----
Provider's offices in the USA on mutually agreed upon dates. If requested by Recipient, such Training may be videotaped for use by Recipient in the Territory to assist with the understanding of the subject matter by those individuals who attended such Training or to train those individuals who did not attend such Training. Service Provider shall provide the Training as set forth herein to Recipient only once; provided, however, that in the event Recipient requests repetitions of such Training, and the parties mutually agree, Service Provider shall provide Recipient with such repetitive Training at Recipient's expense as set forth in Section 1.3 below. The objective of the Training shall be to enable Recipient's personnel attending such Training to train Recipient's other personnel as required. All Training provided by Service Provider shall be conducted in English.

          (b)  Hiring. Recipient shall use commercially reasonable efforts to
               ------
hire on a timely basis all individuals to be Trained by Service Provider so that Service Provider may provide the Training at the times set forth herein. Service Provider shall, at the Request of Recipient, provide Recipient with assistance in such hiring, including without limitation, providing summaries of the qualifications of trainees, reviewing the qualifications of potential trainees, and participating in the interviews of same.

          (c)  Fees; Expenses. Recipient shall pay Service Provider for all
               --------------
Training (including any repetition of the Training) on a commercially reasonable time and materials basis at MFN Rates. Unless MFN Rates are more favorable, Recipient shall be responsible for the payment or reimbursement of all reasonable air travel, lodging, local transportation, meals, and other out-of-pocket expenses incurred by Trainees or Service Provider's trainers in connection with the Training.

     1.2  PC Access Services Pre-Launch Training. Prior to the Launch of
          --------------------------------------
Recipient's PC Access Services, Service Provider shall provide the Training set forth in this Section 1.2. To the extent any component of Training, Documentation, or Technical Support, to be provided prior to such Launch is not an essential requirement for the successful launch of the Recipient Interactive Services, and if the parties so agree, the provision of such component may be deferred until after the Launch as mutually agreed.

          (a)  Phase 1. The first phase of the Training ("Phase 1") shall be
               -------
provided for up to eight (8) Trainees and will last for up to two (2) weeks. Phase 1 will commence within thirty (30) calendar days after Recipient obtains the necessary computer workstations in the Territory with confirmed access to AOL host services, build tools and the online production and test system. Phase 1 shall cover the following topics:

               (i)       [*]
               (ii)      [*]

               (iii)     [*]
                         .    [*]
                         .    [*]
                         .    [*]
                         .    [*]
               (iv)      [*]
               (v)       [*]
                         .    [*]
                         .    [*]
                         .    [*]
                         .    [*]
                         .    [*]

          (b)  Phase 2. The second phase of the Training ("Phase 2") shall be
               -------
provided for up to three (3) Trainees who have mastered the skills taught in Phase 1, will last for up to two (2) weeks, and may be conducted with trainees from other countries. Phase 2 will commence within ninety (90) calendar days after the end of Phase 1. Phase 2 shall cover the following topics:

               (i)       [*]
               (ii)      [*]
               (iii)     [*]
               (iv)      [*]
               (v)       [*]

          (c)  Phase 3. The third phase of the Training ("Phase 3") shall be
               -------
provided for up to three (3) Trainees who have mastered the skills taught in Phases 1 and 2, will last for two (2) weeks, and may be conducted with trainees from other countries. Phase 3 will commence within ninety (90) calendar days after the Launch. Phase 3 shall cover the following topics:

               (i)       [*]
               (ii)      [*]
               (iii)     [*]
               (iv)      [*]
               (v)       [*]
               (vi)      [*]

          (d)  Management Information System (MIS) Training. Service Provider
               --------------------------------------------
shall provide up to fifteen (15) members of Recipient's staff who are reasonably proficient in English with two (2) sessions, each lasting up to three (3) days with AOL MIS personnel that will cover all relevant aspects of AOL-US Services MIS know-how. The topics covered in such sessions shall include, but shall not be limited to:

               (i)       [*]
               (ii)      [*]

The first Training session will occur as soon as possible after the Recipient hires the necessary MIS employees. The second Training session will occur within sixty (60) calendar days before the Launch.

          (e)  Marketing Training. Service Provider shall provide up to four
               ------------------
(4) members of Recipient's marketing staff who are reasonably proficient in English with two (2) sessions, each lasting up to three (3) days, with AOL marketing personnel that will cover all relevant aspects of AOL-US Services marketing know-how. The first Training session will occur as soon as possible after the Recipient hires the necessary marketing employees.

          (f)  Business Development Training. Service Provider shall provide up
               -----------------------------
to four (4) members of Recipient's information provider business development staff who are reasonably proficient in English with two (2) sessions, each lasting up to three (3) days, with AOL information provider business development personnel that will cover all relevant aspects of AOL information provider relationship and business development know-how. The first Training session will occur as soon as possible after the Recipient hires the necessary business development employees. The second Training session will occur within six (6) months before the reasonably estimated Launch.

          (g)  Subscriber Support Training. Service Provider shall provide up to
               ---------------------------
eight (8) members of Recipient's Subscriber support staff, who are reasonably proficient in English and are the managers or supervisors of principal roles, with training lasting up to ten (10) days with AOL Subscriber support personnel (depending on the person's role). Such sessions will cover all relevant aspects of AOL Subscriber support know-how for that role. This Training session will occur as soon as possible after the Recipient hires such managers of Recipient's Subscriber support.

          (h)  Public Relations Training. Service Provider shall provide up to
               -------------------------
three (3) members of Recipient's public relations staff who are reasonably proficient in English with one (1) session, which will last one (1) day, with AOL Corporate Communications personnel that will cover all relevant aspects of AOL public relations know-how. The Training session will occur as soon as possible after the Recipient hires the necessary public relations employees.

          (i)  Finance, Accounting, and Business Planning Training. Service
               ---------------------------------------------------
Provider shall provide up to three (3) members of Recipient's finance staff who are reasonably proficient in English with two (2) sessions, each lasting up to two (2) days, with AOL finance and accounting personnel that will cover all relevant aspects of AOL finance, accounting and business planning know-how. The first Training session will occur as soon as possible after the Recipient's chief financial officer has been hired. The second Training session will occur when Recipient has enough information with which to make a pricing decision with respect to the cost to Subscribers of the Recipient Interactive Services and will be more of a working session.

          (j)  Legal Training. Service Provider shall provide Recipient's
               --------------
primary in-house personnel in charge of legal affairs or primary outside counsel, as the case may be, who shall be reasonably proficient in English, with one (1) session lasting up to two (2) weeks with AOL legal personnel that will cover all relevant AOL legal issues, procedures, and AOL Standard Forms. This Training session will occur as soon as possible after the Recipient's primary in-house personnel in charge of legal affairs or primary outside counsel, as the case may be, has been hired. Thereafter, Service Provider shall provide such in-house Recipient individual on annual basis with an AOL legal department training session, which will be held at locations to be determined by Service Provider.

     1.3  PC Access Services Post-Launch Training. After the Launch of
          ---------------------------------------
Recipient's PC Access Services, Service Provider shall provide Training for up to three (3) Trainees that covers (a) new or changed features and functionality of the AOL-US Service and (b) the underlying architecture of the AOL-US Service. Service Provider shall offer such Training according to a schedule it shall publish at least three (3) weeks prior to such Training. Service Provider shall have the right, in its reasonable discretion, to provide such post-Launch Training by E-mail, video conferencing, or other methods should changes in technology after the Effective Date not warrant in-person Training. With respect to any repetitions of such Training required by Recipient after the Launch, Recipient shall provide such Training.

2.   Technical Support.

     2.1  General.
          -------

          (a)  Scope. Service Provider shall provide Recipient with Technical
               -----
Support (as defined below) in English as described in this Section 2.

          (b)  Designated Recipient Contacts. Recipient shall designate four
               -----------------------------
technical contacts ("Designated Contacts") who shall be the only individuals entitled to consult with Service Provider, as the case may be, to receive Technical Support. Such Designated Contacts shall have successfully completed at least Training Phases 1 and 2, and after it has been offered, Training Phase 3.

          (c)  Fees; Expenses. Service Provider shall provide all Technical
               --------------
Support to Recipient on a commercially reasonable time and materials basis at MFN Rates. Unless MFN Rates are more favorable, Recipient shall be responsible for the payment or reimbursement of all reasonable air travel, lodging, local transportation, meals, and other out-of-pocket expenses incurred by Recipient's and Service Provider's employees in connection with the Technical Support.

     2.2  PC Access Services Pre-Launch Technical Support. Prior to the Launch
          -----------------------------------------------
of Recipient's PC Access Services, Service Provider shall provide Recipient with
(a) technical support in English that equals one (1) qualified full-time employee and (b) technologies program management in English that equals one (1) qualified full-time employee (collectively, "Technical Support"). From Service Provider's offices in the U.S.A., Service Provider shall provide such Technical Support with AOL's international support team, which shall have at least one qualified staff member who is reasonably fluent in the language of the relevant country(ies) in the Territory, via e-mail and telephone during such team's normal office hours or, in emergencies, during non-business hours, including Network and Host Operational Support and JV Assistance on a 24 hours per day, 7 days per week basis. In the event the foregoing method of providing remote Technical Support is not practical, Recipient shall send one or more Designated Contacts (as defined above) to Service Provider's offices in the U.S.A. or, upon

Recipient's request with Service Provider's consent, not to be unreasonably withheld, Service Provider and AOL personnel shall travel to Recipient to provide necessary Technical Support.

     2.3  PC Access Services Post-Launch Technical Support. After the Launch of
          ------------------------------------------------
Recipient's PC Access Services, Service Provider shall provide Recipient with Technical Support in English that equals two (2) qualified full-time employees. From Service Provider's offices in the USA, Service Provider shall provide such Technical Support with Service Provider's international support team, which shall have at least one qualified staff member whose native language is the language of the relevant country in the Territory, via e-mail and telephone during such team's normal office hours or, in emergencies, during non-business hours, including Network and Host Operational Support and JV Assistance on a 24 hours per day, 7 days per week basis. In the event the foregoing method of providing remote technical support is not practical, Recipient shall send one or more Designated Contacts (as defined in Section 2.1(b) above) to Service Provider's offices in the USA or, upon Recipient's request with Service Provider's consent, not to be unreasonably withheld, Service Provider personnel shall travel to Recipient to provide necessary Technical Support.

                                 ATTACHMENT E

                            AOL Operating Standards

1.   System Definition
     -----------------

     a.   Network Technology
          ------------------
          (i)    Modems:  AOL determines the types of modems deployed.

          (ii) Routers: AOL determines the specifications of routers to be used.

          (iii)  Cables: AOL determines the specifications of cable connections.

          (iv) Interfaces: AOL determines interface combination to be utilized.

          (v) Data Concentration: AOL determines which data concentrators to be used and in what configuration.

          (vi) Network Management Systems: AOL determines which management systems are to be used to monitor the system.

     b.   Telecommunications
          ------------------

          (i)    Modem Deployment:  AOL authorizes modem deployment strategies.

          (ii)   Common Carrier

                 (a)  Technology:  AOL approves the technology for each carrier.

     c.   Host System
          -----------

          (i)    Hardware

                 (a) Configuration: AOL determines configuration for running processes.


                 (b) Acquisition: AOL is responsible for determining hardware to be acquired.

                 (c) Location: AOL determines where hardware is to be located, subject to relocation of computers providing Host Computer Access to the Territory pursuant to Section 2.4 (c) of this Agreement.

          (ii)   Software

                 (a) AOL Enhancements/Modifications: AOL determines which enhancements and modifications are to be made to the software system components.

                 (b) Replication: AOL determines how many instances of a given process/server will be running at one time.

                 (c) Addition: AOL determines which new software can be added to or accessed through the system.

                 (d) Location: AOL determines which software is to be installed on which machine.

          (iii)  Information Providers

                 (a) Configuration: AOL determines the configuration for IP connections.

                 (b) System Specification: AOL determines the specifications for IP Systems.

                 (c) Software Modifications: AOL authorizes software modifications from IP providers (RMG).

          (iv)   System Content

                 (a) Implementation - AOL determines whether content modifications are being implemented correctly.

                 (b) Forms Management: AOL determines whether forms management is being implemented correctly.

          (v) Third Party Functionality: Recipient will present all requests to AOL. If the technology requires integration into the AOL Service (i.e., client or host integration), then such request must be approved by AOL. If the technology does not require such integration, then Recipient will consult with AOL, and AOL will have the right to reject any requests, in its reasonable discretion, if such request will have an adverse impact on the AOL Service.

2.   Client Software
     ---------------

     a.   Code
          ----

          (i) AOL Functionality Features: AOL determines features of client software including necessary user interface components.

          (ii)   Upgrades:  AOL determines what/when upgrades are required.

          (iii)  Error Correction:  AOL determines error correction and fixes.

     b.   Configuration
          -------------

     c.   Code-dependent:  AOL determines client configurations that are
          --------------
required for the software to run correctly.

     d.   Operating System:  AOL determines which operating systems are to be
          ----------------
supported.

     e.   Third Party Functionality: Recipient will present all requests to AOL.
          -------------------------
If the technology requires integration into the AOL Service (i.e., client or host integration), then such request must be approved by AOL. If the technology does not require such integration, then Recipient will consult with AOL, and AOL will have the right to reject any requests, in its reasonable discretion, if such request will have an adverse impact on the AOL Service.

3.   Procedural Areas
     ----------------

     a.   Operational Maintenance

          (i) Hardware: AOL determines maintenance policies and procedures for hardware, systems software, and networks.

          (ii) Software: AOL determines maintenance policies and procedures for hardware, systems software, and networks.

          (iii) Network: AOL determines maintenance policies and procedures for hardware, systems software, and networks.

     b.   Release/Installation Scheduling
          -------------------------------

          (i) Hardware: AOL determines release/installation policies and procedures for hardware, systems software, network, client software, content and bundling.

          (ii)   QA, System Validation & Verification

     c.   Hardware:  AOL determines policies and procedures for hardware,
          --------
software, and network testing.

     d.   Software:  AOL determines how software is to be tested.
          --------

     e.   Network:  AOL determines how network changes are to be tested.
          -------

     f.   Client:  AOL determines how client changes are to be tested.
          ------

     g.   RMG:  AOL determines how RMGs are to be tested.
          ---

4.   Business Systems
     ----------------

     a.   Billing data collection through output to Recipient:  AOL determines
          ---------------------------------------------------
the manner of billing data collection within the AOL system and formats for outputs to payment processors.

     b.   Order data collection through output to Recipient:  AOL determines the
          -------------------------------------------------
manner of order data collection within the AOL system and formats for output to designated recipients.

     c.   Statistical data collection through output to Recipient:  AOL
          -------------------------------------------------------
determines the manner of statistical data collection within the AOL system and format for output to Recipient.

5.   Reporting
     ---------

     a.   System Status:  AOL determines format for reporting system status,
          -------------
statistical reporting, and membership reporting.

6.   Support
     -------

     a.   Operations Control Center
          -------------------------

          (i) Technology: AOL determines technology to be used for Operations Control Centers.

          (ii) Notification Process: AOL determines the policies and procedures for notification, escalation and problem resolution processes.

     b.   Customer Call Center
          --------------------

          (i) Technology: AOL determines the technology to be used for the Customer Call Center.

7.   System Definition
     -----------------

     a.   Telecommunication
          -----------------

          (i)    Network Access Providers

                 (a) Vendor - Recipient will submit any vendor choice decisions to AOL for consideration.

     b.   Host System
          -----------

          (i)    Software

                 (a) Recipient Enhancements: Recipient will submit any enhancement request decisions to AOL for approval and, if approved, scheduling.

                 (b) Recipient Bug Fixes: Recipient will submit any bug fix request decisions to AOL for consideration.

          (ii)   Information Providers

                 (a) Vendor: Recipient will submit any vendor decisions to AOL for consideration.

                 (b) Type of Content (not data): Recipient will submit any decisions about type of content to be provided by an IP to AOL for consideration.

          (iii)  System Content

                 (a) Format: Recipient will submit any decisions about changes in system content formats to AOL for consideration.

          (iv) Release/Blocking of Client Software: Recipient will submit any decisions about releasing and/or blocking of client software to AOL for consideration.

8.   Client Software
     ---------------

     a.   Code
          ----

          (i) Recipient New Features: Recipient will submit any new feature request decisions to AOL for consideration.

          (ii) Recipient Bug Fixes: Recipient will submit any bug fix request decisions to AOL for consideration.

     b.   Configuration
          -------------

          (i) INI files: Recipient will submit any decisions about changes to INI files to AOL for consideration.

9.   Management Information Processing
     ---------------------------------

     a.   Billing from data output to member: Recipient will submit any
          ----------------------------------
decisions about billing processing and output formats to AOL for consideration.

     b.   Ordering from data output to member/fulfillment:  Recipient will
          -----------------------------------------------
submit any decisions about order processing and output formats to AOL for consideration.

     c.   Statistical processing from data output to management:  Recipient will
          -----------------------------------------------------
submit any decisions about statistical report processing and output formats to AOL for consideration.

     d.   Selection of Billing Vendor:  Recipient will submit any vendor
          ---------------------------
selection decisions for billing processing to AOL for consideration.

10.  Reporting
     ---------

     a.   Dissemination:  Recipient will submit any management report
          -------------
dissemination list decisions to AOL for consideration.

     b.   Re-formatting:  Recipient will submit any decisions on format changes
          -------------
for management reports to AOL for consideration.

11.  Support
     -------

     a.   Operations Control Center
          -------------------------

          (i) Location: Recipient will submit any decisions on location of Operations Control Centers to AOL for consideration.

     b.   Customer Call Center
          --------------------

          (i) Location: Recipient will submit any decisions on location of Customer Call Centers to AOL for consideration.

12.  End User Agreements

     a.   TOS:  Recipient will submit any decisions in Terms of Service
          ---
agreements to AOL for consideration.

                                 ATTACHMENT F

                                   MFN RATES

     This Attachment F identifies the MFN Rates existing on the Effective Date, which rates shall be amended by Service Provider from time to time to include additional services and/or materials hereafter provided by Service Provider (or its Affiliates) applicable to JV Affiliates (including Recipient) in accordance with the Uniform Policies or to reflect changes to the MFN Rates. These rates apply both to initial development for Launch and post-Launch maintenance.

     As a reference point, for AOL's FY99 the standard Service Provider rates (the "Standard Service Provider Rates") are either $7,850/person/month or an average hourly rate of $75/hour, depending upon the type of work being performed. The cost per person is a blended rate, equal to the cost to Service Provider of providing services (without any mark-up), across the total pool of full time employees performing work for the JV Affiliates. The hourly rate is the blended rate, equal to the cost to Service Provider of providing such services (without any mark-up), of all services being provided hourly. Where there is dedicated management, a 10% management fee is also applied. These rates and the rates applicable to other JV Affiliates are projected to increase in the future.

1.   Host, Network and Internet Usage
There are two types of charges that relate to the costs of managing data outside of the Territory: (i) usage of Service Provider's host computer system ("AOL Host") and (ii) usage of transatlantic and U.S. data networks and the Internet.

   (i.) AOL Host costs include the costs of equipment (including leases and maintenance), operations staffing (including salaries, benefits and related employee expenses), and overhead (including cables, contractors, travel expenses, supplies, training and other reasonable overhead expenses). These costs are shared among all AOL Services around the world. On a monthly basis, Service Provider will calculate the cost of the AOL Host and derive an hourly rate for host usage. This actual rate will then be applied against actual usage by Recipient to determine the monthly costs charged to Recipient. As a reference point, the rate applied in September of 1998 was $.09 /hour. If Service Provider installs a sub-system or other portion of the AOL Host ("POD") within the Territory for the sole purpose of providing host services to Recipient, all such POD-related expenses will be paid by Recipient, including equipment (including lease expenses and maintenance), facilities (including rent, utilities, and initial build-out depreciation), staffing (including salaries, benefits, training, travel, and relocation) and local Internet connection costs.

   (ii.) Transatlantic data communications costs will be charged to Recipient as agreed upon by the various network providers and Recipient. The costs, if any, of routing Recipient data communications from the termination point(s) of the transatlantic data communications facilities and the AOL Host will be charged to Recipient. The cost of Internet access by applicable Subscribers from the AOL Host will be billed to Recipient.

2.   Host and Client Development
There are two categories of development work that will be charged to Recipient:
           (i.)     Internationalization ensures that Licensed Products are
                enabled to function outside the United States, including without limitation ensuring that Licensed Products can display non-English characters and character sets commonly used outside the United States. Recipient will be charged an allocable portion of full time equivalent employees of Service Provider's performing Internationalization related to the Recipient service, after the Effective Date, at standard Service Provider Rates.
          (ii.)     Requested Developments: Service Provider will provide
                estimates in advance of charging Recipient for Requested Developments. Charges for work by Service Provider employees will be based on standard Service Provider Rates, while charges for external consultants will be based on market rates.

3.   Technology Planning and Management (TP&M)
TP&M activities include working with various Service Provider divisions (including without limitation International Product Marketing, Development, Quality Assurance, International Operations, Release Management, and Member Services) to coordinate, plan, schedule, track and provide status reports on development work related to Licensed Products and Requested Developments for Recipient. Recipient will be charged for dedicated TP&M staff resources at standard Service Provider rates.

4.   Business Systems
Service Provider's Business Systems group develops, manages, enhances and supports Licensed Products involved with subscriber billing and payment processing; subscriber usage tracking; marketing, advertising and commerce tracking and reporting; and other related features and functionality of the Licensed Products. Charges for Business Systems work by Service Provider employees will be based on standard Service Provider rates, while charges for external consultants will be based on market rates.

5.   Member Services Development
There are two categories of Member Services development work that will be charged to Recipient:

          (i.)      Internationalization of Licensed Products related to Member
                Services ensures that such products are enabled to function outside the United States, including without limitation ensuring that such products can display non-English characters and character sets commonly used outside the United States. Recipient will be charged an allocable portion of Service Provider's costs after the Effective Date associated with Internationalization of Licensed Products related to Member Services.

          (ii.)     Requested Developments: Service Provider will provide
                estimates in advance of charging Recipient for Requested Developments related to Member Services. Charges for work by Service Provider employees will be based on standard Service Provider rates, while charges for external consultants will be based on market rates.

6.   Business Systems Operations
Service Provider's Business Systems Operations group is responsible for the operation and support of Licensed Products related to Business Systems and Member Services, including without limitation customer billing processing, data integrity, reporting, bulk-mail activities, ad server and customer care systems. Charges for Business Systems Operations work by Service Provider employees will be based on standard Service Provider rates, while charges for external consultants will be based on market rates.

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

7.   Localization
Service Provider's Localization group creates and maintains Licensed Products translated or otherwise customized for AOL Services outside the United States ("Localization"), including without limitation the Localization of Licensed Products at the request of Recipient. Charges for Localization work by Service Provider employees will be based on standard Service Provider hourly rates.

8.   Joint Venture Assistance (JVA)
Service Provider's JVA group provides support to AOL Services outside the United States for those Licensed Products that are development tools used to develop, create, update and enhance Content for use in connection with Licensee Interactive Services. Recipient will be charged an allocable portion of Service Provider's costs associated with JVA based on standard Service Provider Rates, plus a nominal ten (10)-percent management fee.

9.   International Product Marketing (IPM)
Service Provider's IPM group is responsible for working with AOL Services outside the United States to research, draft and provide status reports on Marketing Requirements Documents (MRDs). Recipient will be charged an allocable portion of Service Provider's costs associated with IPM based on standard Service Provider Rates, plus a nominal ten (10)-percent management fee.

10.  Bundling/Marketing Extensions
Service Provider may negotiate for the extension of bundling and other marketing and subscriber acquisition agreements to the Territory for the benefit of Recipient ("Bundling/Marketing Extensions"). Recipient shall pay Service Provider a royalty for each Subscriber registration that results from such Bundling/Marketing Extensions ("Bounty"). Notwithstanding anything contained in this Agreement, the amount of each Bounty under each Bundling/Marketing Extension shall be mutually agreed by Service Provider and Recipient, and subject to approval of the holders of a majority of the Recipient's Series C Common Stock and Series C Preferred Stock (as such terms are defined in the Certificate of Incorporation), voting together as a single class.

11.  Commerce Extensions
Service Provider may negotiate for the extension of advertising and electronic commerce agreements to the Territory for the benefit of Recipient ("Commerce Extensions"). Recipient shall pay Service Provider a royalty for each Commerce Extension ("Commission"). The amount of the Commission under each Commerce Extension shall be no less than fifteen percent (15%). If Recipient negotiates for the extension of one of its advertising and/or electronic commerce agreements to an AOL Service outside of the Territory, then Recipient will be entitled to a commission of no less than fifteen percent (15%).

12.  Knowledge Transfer
Service Provider will be reimbursed by Recipient for all expenses related to the transfer of Internet online business know-how to Recipient, including without limitation reasonable expenses related to travel to Recipient-designated sites for meetings, training, and related activities. Service provider will not charge Recipient for such expenses without prior expressed approval of Recipient.

13.  Other Charges
Service Provider will charge Recipient for all material expenses associated with a direct request for work by the Recipient. Such charges may include a nominal ten percent (10%) management fee if there is dedicated management. Service Provider will not charge Recipient for such expenses without prior expressed approval of Recipient.


Examples of such work include without limitation requests for:

     i) support such as public relations, legal, tax, accounting/audit, and development;

     ii)  specialized marketing or content analysis

     iii) assistance from Service Provider's International Operations or Member Services groups miscellaneous equipment

Other costs which must be transferred between global AOL Service business units include:

     i)   cross-network settlement of network costs

     ii)  the settlement of Globalnet usage

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